Exhibit 10.23

EXECUTION COPY

GUARANTY AND SECURITY AGREEMENT

Dated as of December 20, 2010

by

EINSTEIN NOAH RESTAURANT GROUP, INC.,

as the Borrower,

and

EACH OTHER GRANTOR

FROM TIME TO TIME PARTY HERETO

in favor of

BANK OF AMERICA, N.A.,

as Administrative Agent

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

		Page
Section 8.10	Severability	33

Section 8.11	Governing Law	33

Section 8.12	Waiver of Jury Trial	33

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Pledged Collateral

GUARANTY AND SECURITY AGREEMENT, dated as of December 20, 2010, by Einstein Noah Restaurant Group, Inc., a Delaware corporation (the “Borrower”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.5 (together with the Borrower, the “Grantors”), in favor of Bank of America, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Lenders and each other Secured Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of December 20, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the other Loan Parties party thereto, the Lenders, the L/C Issuer, the Swing Line Lender and the Administrative Agent, the Lenders, the L/C Issuer and the Swing Line Lender have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations of the Borrower;

WHEREAS, each Grantor has agreed to grant a security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in substantially all of its assets to secure the Obligations;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders, the L/C Issuer and the Swing Line Lender to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuer, the Swing Line Lender and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders, the L/C Issuer and the Swing Line Lender to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. (a) Capital terms used herein (including above) without definition are used as defined in the Credit Agreement.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(c) The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to an Account Control Agreement reasonably satisfactory to the Administrative Agent.

“Collateral” has the meaning specified in Section 3.1.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an Account Control Agreement reasonably satisfactory to the Administrative Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Excluded Equity” means (i) any voting stock in excess of 66% of the outstanding voting stock of any Foreign Subsidiary, which, pursuant to the terms of the Credit Agreement, is not required to guaranty the Obligations and (ii) any treasury stock of the Borrower to the extent constituting margin stock (within the meaning of Regulation U of the FRB). For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Equity Interest related thereto or (B) to the extent that any applicable Law prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable Law, (iii) any “intent to use” Trademark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Law, and (iv) (a) employee benefit trust accounts specifically and exclusively used in connection with employee benefit claims, so long as the balance therein does not exceed as of any date of determination a Grantor’s estimate of employee benefit claims to be paid in the remaining portion of such fiscal year (or, with respect to any date of determination in the last fiscal month of any fiscal year, a Grantor’s estimate of employee benefit claims to be paid in the remaining portion of such fiscal year and during the next succeeding fiscal year) from such date of determination and (b) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage payments to or for a Grantor’s employees; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor (other than the Borrower).

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any applicable Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any applicable Law in or relating to internet domain names.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of such Grantor’s business.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable Law in or relating to letters patent and applications therefor.

“Pledged Certificated Stock” means all certificated securities and any other Equity Interests of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including, without limitation, all Equity Interests listed on Schedule 2.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 2, issued by the obligors named therein.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Equity Interests of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 2, to the extent such interests are not certificated.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Termination Date” means the date upon which (a) the Aggregate Commitments are terminated, (b) all Obligations have been satisfied and paid in full in cash (other than indemnification claims that have not been asserted) and (c) the expiration or termination of all Letters of Credit (other than Letters of Credit as to which

Cash Collateral in respect of such Letters of Credit has been provided or alternate arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any applicable Law in or relating to trade secrets.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Law, any of the attachment, perfection or priority of Administrative Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2 Certain Other Terms.

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Other Interpretive Provisions.

(i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

Section 2.1 Guaranty. To induce the Lenders to make the Loans, the L/C Issuer to Issue Letters of Credit and each other Secured Party to make credit available to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable applicable Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3 Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) subject to compliance, if applicable, with Section 10.01 of the Credit Agreement, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower or any Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof in accordance with applicable Law; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Administrative Agent):

(a) the invalidity or unenforceability of any obligation of the Borrower or any Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any Guarantor or any Subsidiary of any Loan Party or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an

Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Law; or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any Guarantor or any Subsidiary of any Loan Party, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees that, until the Termination Date, it will not (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor; provided that if any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor

Section 2.8 Subordination. Each Guarantor hereby subordinates the payment of all obligations and Indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Administrative Agent or any other Secured Party or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests, any such obligation or Indebtedness of the Borrower to any Guarantor shall be enforced and performance received by the applicable Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Agreement.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1 Collateral. For the purposes of this Agreement, all of the following property, wherever located, now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all accounts, all monies, cash, Cash Equivalents, chattel paper (whether tangible or electronic), deposit accounts, documents (including, if applicable, electronic documents), goods, equipment, general intangibles (including all payment intangibles), instruments (including promissory notes), inventory, investment property, securities, letter of credit rights (whether or not evidenced by a writing), insurance claims, contract rights or rights to the payment of money, and any supporting obligations related to any of the foregoing;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Administrative Agent pursuant to Section 5.8;

(c) all books and records pertaining to the other property described in this Section 3.1;

(d) all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash, Cash Equivalents and investment property;

(e) all other goods (including but not limited to fixtures), personal property and fixture property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all products, proceeds, substitutions and replacements of the foregoing;

provided, however, that the term “Collateral” shall not include any Excluded Property until such time as such Excluded Property ceases to be Excluded Property.

Section 3.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and the Guaranteed Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuer and the Administrative Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders, the L/C Issuer, the Swing Line Lender and the other Secured Parties:

Section 4.1 Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other Liens permitted by Section 7.01 of the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor to the extent permitted under the Credit Agreement.

Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing first-priority perfected security interest in favor of the Administrative Agent in all Collateral subject to Liens permitted by Section 7.01 of the Credit Agreement and, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filing of completed and duly authorized financing statements under the UCC in favor of the Administrative Agent in the jurisdiction where each Grantor is organized, describing the Collateral and containing any other information required by part 5 of Article 9 of the UCC, (ii) with respect to any deposit account, securities account or any Pledged Investment Property not in certificated form, the execution of Account Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings with the Applicable IP Office, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of an agreement granting control to the Administrative Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Administrative Agent over such electronic chattel paper, (vi) in the case of Vehicles, the actions required under subsection 5.1(e), (vii) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Administrative Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Administrative Agent or in blank, and (viii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Administrative Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, each Grantor represents and warrants that all actions by such Grantor necessary to protect and perfect the Lien granted hereunder on the Collateral have been duly taken by such Grantor.

Section 4.3 Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (a) on the date hereof is listed on Schedule 2 and constitutes that percentage of the issued and outstanding Equity Interests of all classes of each issuer thereof as set forth on Schedule 2, (b) has been duly authorized, validly issued and is fully paid and nonassessable (or the equivalent thereof) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Administrative Agent in accordance with subsection 5.2(a).

(c) Upon the occurrence and during the continuance of an Event of Default, upon demand by the Administrative Agent, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.4 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by subsection 5.5(a).

Section 4.5 Intellectual Property. On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall materially limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property owned or licensed by such Grantor: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any existing holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes against such Grantor challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property owned or licensed by such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise materially impairing any Material Intellectual Property owned or licensed by such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 4.6 Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.7 Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut. None of any Grantor’s account debtors or other Persons obligated on any of the Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or similar Law in respect of such Collateral.

Section 4.8 Enforcement. No approval from, consent of, notice to or filing with any Governmental Authority or any other Person is required for the exercise by the Administrative Agent of its rights (including voting rights)

provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (i) in connection with the disposition of any portion of the Pledged Collateral, as may be required by laws affecting the offering and sale of securities generally, (ii) in connection with the Disposition of any goods or fixtures located at any leased premises of any Grantor, approvals that may be required to be obtained from any bailees or landlords to collect such goods or fixtures from such leased premises to the extent a collateral access agreement in favor of the Administrative Agent has not been obtained or (iii) as may otherwise be required by Law.

ARTICLE V

COVENANTS

Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a) Such Grantor shall (i) not, in any material respect, use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any applicable Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Administrative Agent to transfer any Collateral, unless expressly permitted by Section 7.09 of the Credit Agreement.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected first-priority security interest having at least the priority described in Section 4.2 (unless the Loan Documents expressly permit such Grantor not to so maintain) and shall defend such security interest and such priority against the claims and demands of all Persons (other than Persons holding Liens permitted under Section 7.01 of the Credit Agreement).

(c) Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral, in each case if and as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent.

(d) At any time and from time to time, upon the reasonable request of the Administrative Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i)

promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Administrative Agent may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any Contractual Obligation that is not Excluded Property, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Account Control Agreements with respect to deposit accounts and securities accounts to the extent required under Section 6.16 of the Credit Agreement. Notwithstanding the foregoing, in no circumstance shall any Grantor be required to obtain landlord consents or waivers relating to any real property leased or rented by any Grantor.

(e) If reasonably requested by the Administrative Agent, the Grantor shall arrange for the Administrative Agent’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Administrative Agent shall deem advisable to perfect its security interests in any Vehicle.

(f) To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property”, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Equity Interests relating thereto.

Section 5.2 Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to the Administrative Agent, in suitable form for transfer and in form and substance satisfactory to the Administrative Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments (other than with regard to Indebtedness owing from one Grantor to another Grantor that is disclosed to the Administrative Agent, except upon the request of the Administrative Agent) and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account. In case any Grantor shall acquire after the Closing Date (x) any Equity Interests of any Person constituting Pledged Stock hereunder or (y) any interest in any instruments evidencing any Indebtedness or other obligation owed to such Grantor constituting a Pledged Debt Instrument hereunder, in each case, not listed on Schedule 2 hereto, such Pledged Stock and Pledged Debt Instruments shall, notwithstanding the Pledged Collateral reflected on Schedule 2, be subject to the pledge, assignment and security interest granted to the Administrative Agent under this Agreement and such Grantor shall promptly, and in any event no later than two (2) Business Days after the date such Pledged Collateral was so acquired (i) deliver to the

Administrative Agent forthwith (A) a Pledge Amendment pursuant to Section 8.5(b) reflecting such newly acquired Pledged Collateral (other than with regard to Indebtedness owing from one Grantor to another Grantor that is disclosed to the Administrative Agent, except upon the request of the Administrative Agent), and (B) any certificates and instruments evidencing such Pledged Collateral (other than with regard to Indebtedness owing from one Grantor to another Grantor that is disclosed to the Administrative Agent, except upon the request of the Administrative Agent), accompanied by transfer powers or other appropriate instruments of assignment duly executed by such Grantor in blank, in each case, in form and substance reasonably satisfactory to the Administrative Agent and (ii) take or cause to be taken such actions, execute and/or deliver or cause to be executed and/or delivered such documents as the Administrative Agent may reasonably request pursuant to Sections 6.12 and 6.18 of the Credit Agreement.

(b) Event of Default. During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor or any of its respective Subsidiaries, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would materially impair the Collateral, adversely affect the interests of the Administrative Agent or any other Secured Party or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 5.3 Accounts. Such Grantor shall not, other than in the ordinary course of business or as otherwise permitted under the Credit Agreement, (a) grant any extension of the time of payment of any account, (b) compromise or settle any account for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any account, (d) allow any credit or discount on any account or (e) amend, supplement or modify any account in any manner that could materially adversely affect the value thereof.

Section 5.4 Commodity Contracts. Such Grantor shall not have any commodity contract unless it is subject to an Account Control Agreement.

Section 5.5 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with subsection 5.2(a) and in the possession of the Administrative Agent, such Grantor shall promptly notify the Administrative Agent thereof, and upon the request of the Administrative Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank of America, N.A., as Administrative Agent” and, at the request of the Administrative Agent, shall immediately deliver such instrument or tangible chattel paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent.

(b) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Administrative Agent.

(c) If such Grantor is or becomes the beneficiary of a letter of credit that is not a supporting obligation of any Collateral, such Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and, upon the Administrative Agent’s request, enter into an agreement with the Administrative Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and shall assign such letter-of-credit rights to the Administrative Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such agreement shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall promptly notify the Administrative Agent thereof and, upon the Administrative Agent’s request, take all steps necessary to grant the Administrative Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Notwithstanding anything to the contrary in this Section 5.5, no Grantor will be required to deliver any Instrument or Chattel Paper with a value of $75,000 or less unless an Event of Default has occurred and is continuing and the Administrative Agent has requested delivery of such Instrument or Chattel Paper.

Section 5.6 Intellectual Property. (a) Within 30 days after the date that the Grantors have updated (or are required to update) Schedule 5.17 to the Credit Agreement (pursuant to Section 6.02 of the Credit Agreement or with the Administrative Agent’s consent), such Grantor shall provide the Administrative Agent notification thereof and, if requested by the Administrative Agent, enter into a short-form intellectual property security agreement in the form attached hereto as Annex 3 for any Copyrights, Trademarks, Patents and Internet Domain Names contained on such updated Schedule 5.17 to the Credit Agreement, all in accordance with Section 5.6(e), along with any other documents that the Administrative Agent reasonably requests with respect thereto.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a first-priority perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor shall notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property owned or licensed by Grantor has become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that such Grantor deems appropriate under the circumstances in its reasonable business judgment to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d) Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto.

(e) Upon the Administrative Agent’s request, such Grantor shall execute and deliver to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents, Internet Domain Names and IP Licenses of such Grantor (together with appropriate supporting documentation as may be reasonably requested by the Administrative Agent).

Section 5.7 Notices. Such Grantor shall promptly notify the Administrative Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.8 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence) in excess of $75,000, (i) such Grantor shall, immediately upon such acquisition, deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, any document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.8 shall, after the receipt thereof by the Administrative Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.9 Controlled Securities Account. Upon the Administrative Agent’s request, each Grantor shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts; provided, however, that the Administrative Agent agrees not to exercise any such rights under any Account Control Agreement unless an Event of Default has occurred and is continuing.

Section 5.10 Operating Accounts. For each deposit, commodities and securities accounts that any Grantor, now or at any time hereafter, opens or maintains, such Grantor shall, to the extent required under Section 6.16 of the Credit Agreement, pursuant to an Account Control Agreement in form and substance reasonably satisfactory to the Administrative Agent, cause the depositary bank, commodities intermediary or securities intermediary, as applicable, to agree to comply without further consent of any Grantor, at any time with instructions from the Administrative Agent to such Person directing the disposition of funds from time to time credited to such deposit account, commodities account or securities account; provided, however, that the Administrative Agent agrees not to exercise any such rights under any Account Control Agreement unless an Event of Default has occurred and is continuing.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1 Code and Other Remedies.

(a) UCC Remedies. During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable Law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing, the Administrative Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents, representatives or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Administrative Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Laws, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Administrative Agent’s request, it shall assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Administrative Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Administrative Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Administrative Agent is able to sell, assign, convey or transfer any Collateral, the Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent and (iv) the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Administrative Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Administrative Agent.

(d) Application of Proceeds. The Administrative Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement.

(e) Direct Obligation. Neither the Administrative Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any applicable Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar Laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f) Commercially Reasonable. To the extent that applicable Laws impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent or any Secured Party to do any of the following:

(i) fail to incur any costs, expenses or other liabilities reasonably deemed by the Administrative Agent to be significant to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain permits, approvals or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by applicable Law, fail to obtain permits, approvals or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of any

Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent or any Secured Party that would not have been granted or imposed by this Agreement or by applicable Law in the absence of this Section 6.1.

(g) IP and Use Licenses. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs owned or so licensable by such Grantor used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2 Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon the Administrative Agent’s request, deliver to the Administrative Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent;

(ii) the Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Administrative Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Administrative Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3 Pledged Collateral.

(a) Voting Rights. During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies. In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, unless the Credit Agreement expressly permits such dividends or such other distributions to be made to another Person, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c) Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Administrative Agent.

Section 6.4 Proceeds to be Turned over to and Held by the Administrative Agent. Unless otherwise expressly provided in the Credit Agreement or this Agreement, upon notice from the Administrative Agent during the continuance of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Administrative Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Administrative Agent in cash or Cash Equivalents shall be held by the Administrative Agent in a Cash Collateral Account. All proceeds being held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5 Sale of Pledged Collateral.

(a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or foreign securities Laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner because it was conducted as a private sale and resulted in prices and other terms less favorable than if such sale were a public sale. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws even if such issuer would agree to do so.

(b) During the continuance of an Event of Default, each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Laws. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by the Administrative Agent made in accordance with the terms hereof.

Section 6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

THE ADMINISTRATIVE AGENT

Section 7.1 The Administrative Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any Related Party thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent and its Related Parties the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6.1 or 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral;

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, documents, bill of lading, airways bill, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign or Dispose of any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent’s option, at any time or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do; or

(vi) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.08(b) of the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Anything in this Section 7.1 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 unless an Event of Default shall have occurred and be continuing.

Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Administrative Agent and its Related Parties, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement and the other Collateral Documents, and such financing statements and amendments may describe the Collateral covered thereby as “All Assets” or words of similar effect or as being an equal or lesser scope or with greater detail. Such Grantor also hereby ratifies its authorization for the Administrative Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar Laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3 Authority of the Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4 Duty; Obligations and Liabilities.

(a) Duty of the Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account so long as such manner constitutes at least reasonable care. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction through a final and nonappealable judgment. In addition, the Administrative Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Administrative Agent in good faith.

(b) Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Party thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents or the Administrative Agent shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction through a final and nonappealable judgment.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any Debtor Relief Law, state or federal law, common law, other Laws, or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 8.3 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.4 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

Section 8.5 Additional Grantors; Additional Pledged Collateral; Joinder Agreements

(a) If, at the option of the Borrower or as required pursuant to Section 6.12 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Guarantor or a Grantor to become a Guarantor and Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor and Grantor party hereto on the Closing Date.

(b) Pledge Amendments. To the extent required by Section 5.2, the relevant Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement.

Section 8.6 Marshaling. Neither the Administrative Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent and each other Secured Party hereunder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such Laws.

Section 8.7 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in Section 10.02.

Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and permitted assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 8.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13 Releases.

(a) Upon the occurrence of the Termination Date, the Collateral shall be released from the liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, Liens created hereby on such Collateral shall be automatically released and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of such Liens. A Guarantor shall be automatically released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided, that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

EINSTEIN NOAH RESTAURANT GROUP, INC.

By:
Name:
Title:

MANHATTAN BAGEL COMPANY, INC.

By:
Name:
Title:

I & J BAGEL, INC.

By:
Name:
Title:

CHESAPEAKE BAGEL FRANCHISE CORP.

By:
Name:
Title:

EINSTEIN AND NOAH CORP.

By:
Name:
Title:

EINSTEIN/NOAH BAGEL PARTNERS, INC.

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

ACKNOWLEDGMENT OF GRANTOR

State of	)
	)	ss.
County of	)

On this          day of                      , 20     before me personally appeared                         , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                     , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

Schedule 1

Commercial Tort Claims

Schedule 2

Pledged Collateral

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of                      , 20    , is delivered pursuant to Section 8.5 of the Guaranty and Security Agreement, dated as of December 20, 2010, by Einstein Noah Restaurant Group, Inc. (the “Borrower”), and each of the other Persons party thereto as Grantors in favor of Bank of America, N.A., as Administrative Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement, solely as such representation and warranty relates to the Pledged Collateral listed on Annex 1-A to this Pledge Amendment, is true and correct on and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

BANK OF AMERICA, N.A.
as Administrative Agent

By:
Name:
Title:

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                      , 20    , is delivered pursuant to Section 8.5 of the Guaranty and Security Agreement, dated as of December 20, 2010, by Einstein Noah Restaurant Group, Inc. (the “Borrower”), and each of the other Persons party thereto as Grantors in favor of Bank of America, N.A., as Administrative Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned (an “Additional Grantor”), as provided in Section 8.5 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Guarantor and Grantor thereunder with the same force and effect as if originally named as a Guarantor and Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the Additional Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be granted therein. The Additional Grantor hereby represents and warrants that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of the Grantors, taken as a whole. The Additional Grantor expressly assumes all obligations and liabilities of a Guarantor and Grantor thereunder. The Additional Grantor hereby, jointly and severally with the other Guarantors, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Guaranteed Obligations. Such Guaranty by the Additional Grantor hereunder constitutes a guaranty of payment and not of collection. The Additional Grantor hereby agrees to be bound as a Guarantor and Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 and 2 to the Guaranty and Security Agreement and Schedules 5.08(b), 5.08(c), 5.13, 5.17, 5.21, 5.22 and 5.23 to the Credit Agreement. By acknowledging and agreeing to this Joinder Agreement, the Additional Grantor hereby agrees that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder

Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date first above written:

[EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:
Name:
Title:

BANK OF AMERICA, N.A. as Administrative Agent

By:
Name:
Title:

ACKNOWLEDGMENT OF GRANTOR

State of                             )

                                          )         ss.

County of                          )

On this          day of                          , 20     before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                     , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of                          , 20__, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of December 20, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Einstein Noah Restaurant Group, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders from time to time party thereto, and the Administrative Agent, L/C Issuer and Swing Line Lender, the Lenders and the L/C Issuer and the Swing Line Lender have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Administrative Agent (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), guaranteed the Obligations (as defined in the Credit Agreement) of the Borrower;

WHEREAS, each Grantor has, pursuant to the Guaranty and Security Agreement, granted a security interest in substantially all of its assets in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement) to secure the payment and performance of the Secured Obligations; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuer, the Swing Line Lender and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders, the L/C Issuer and the Swing Line Lender to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein (including above) without definition are used as defined in the Guaranty and Security Agreement.

[1]	Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (other than any Excluded Property until such time as it ceases to be Excluded Property) of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(c) [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(d) all renewals, reversions and extensions of the foregoing; and

(e) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(f) [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(g) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(h) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(i) [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(j) all renewals and extensions of the foregoing;

(k) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(l) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this agreement by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 6. Governing Law. THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [GRANTOR] as Grantor

By:
Name: Title:

ACCEPTED AND AGREED as of the date first above written: BANK OF AMERICA, N.A. as Administrative Agent

By:
Name: Title:

SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1. REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2. [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3. IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]